EXHIBIT 5

                            Opinion Re: Legality
August 29, 2002

Merge Media, Inc.
1450 South Dixie Highway
Boca Raton, FL 33432

Gentlemen:

As House Counsel for Merge Media, Inc. ("the Company"), I have examined the Company's Articles of Incorporation and the name change Amendment thereto, corporate by-laws, such other corporate records, documents and proceedings and such questions of law as I have deemed relevant for the purpose of this opinion.

I have examined the Registration Statement ( the "Registration Statement") of the Company on Form SB-2, covering the registration under the Securities Act of 1933, as amended, of the proposed "best efforts" offer and sale of (i) up to 50,000 shares of common stock and (ii) Common Stock Purchase Warrants for up to 1,000,000 shares of common stock issuable on conversion as provided in the Warrant Agreement, all being the "Registered Securities".

My review has also included the exhibits and form of prospectus (the "Prospectus") for the resale of the Registered Securities, and the Company's audited financial statements that are included with this Registration. I had no part in the preparation of those financial statements, which are the responsibility of the Company's management.

On the basis of such examination, I am of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Florida, with corporate power to conduct the business which it conducts as described in the Registration Statement.

2. The Common Stock has been duly and validly authorized and created and, subject to the payment therefore pursuant to the terms contemplated in the Prospectus, will be duly and validly issued as fully paid and non-assessable shares of Common Stock of the Company.

3. The Common Stock Purchase Warrants have been duly and validly authorized and created and when exercised in accordance with their respective terms, the shares of Common Stock will be issued as fully paid and non-assessable shares of Common Stock of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus under the caption "Legal Matters".

Sincerely,

David Dimlich
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David Dimlich
Cincinnati, OH